UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 17, 2006
CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-13927 (Commission File Number)	86-0765798 (I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 265-9200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously announced (in a press release and Form 8-K dated September 28, 2006), the Company recently substantially concluded its Audit Committee-led accounting investigation and is working diligently on completing the restatement of its previously issued financial statements, which will impact fiscal years 2001 through 2005. The Board of Directors had previously decided (after the investigation had commenced) that fiscal 2005 bonus award determinations for those eligible under the Company’s 2005 Executive Incentive Plan and 2005 General and Administrative Staff Incentive Plan (approximately 420 employees), annual equity award determinations for all of those eligible under the Company’s internal equity grant policy, and merit increase determinations for the period 2006 — 2007 for Vice Presidents and more senior officers would be deferred until the investigation was substantially concluded.
On October 17, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of CSK Auto Corporation (the “Company”) and CSK Auto, Inc. (“Auto”), wholly-owned subsidiary of the Company, made the following compensation decisions:
Cash Bonus Awards. The Committee approved the payment of cash bonus awards (“2005 Bonuses”) to certain officers and employees, including the below-named executive officers, who constitute two of five of our named executive officers at the end of the last completed fiscal year ended January 29, 2006 (“2005 NEOs”). Because of the anticipated restatement of the Company’s financial statements, the Board concluded that determinations of bonuses based on the financial targets that had been established would not be appropriate. However, the Board determined that many officers and employees had performed well during the 2005 bonus period and approved the payment of discretionary bonuses, including to these two 2005 NEOs.
Annual Base Salaries. The Committee also approved annual salaries for three of our 2005 NEOs for the period Spring 2006 to Spring 2007 (“2006 Salaries”).
The 2005 Bonuses and 2006 Salaries for these NEOs are listed below:
Maynard Jenkins — Chief Executive Officer and Chairman
No 2005 bonus
2006 salary — $900,000
Dale Ward — Executive Vice President
2005 bonus — $92,100
2006 salary — $350,000
Larry Buresh — Senior Vice President and Chief Information Officer
2005 bonus — $95,000
2006 salary — $330,000
Maynard Jenkins, the Company’s Chief Executive Officer and Chairman of the Board of Directors, was not awarded a bonus for fiscal 2005; however, as previously disclosed in the afore-referenced press release and Form 8-K, the Board has decided to initiate a search for a new Chief Executive Officer for the Company to succeed Mr. Jenkins upon his retirement. In this regard, the Board requested and Mr. Jenkins agreed that he will continue to serve as the Company’s Chief Executive Officer until the process of selecting his successor is complete, and if he so serves, Mr. Jenkins will be entitled to receive a $900,000 bonus at the time his successor commences to serve as Chief Executive Officer.
See Item 8.01 for additional compensation related matters addressed by the Committee.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously announced in a press release issued October 23, 2006 (attached hereto), the Board of Directors of the Company and Auto appointed Dale Ward, 56, to the position of Executive Vice President, with management oversight for Store Operations, Commercial Sales, Human Resources and Merchandising & Marketing, effective October 17, 2006 (“Effective Date”). Prior to this appointment, Mr. Ward served the Company in numerous roles, including Senior Vice President — Merchandising & Marketing since May 2005, Executive Vice President — Commercial Operations from October 2001 to May 2005 and Senior Vice President — Store Operations from March 1997 to October 2001. Prior to that, Mr. Ward served as Executive Vice President and Chief Operating Officer of Orchard Supply Hardware since April 1996. Mr. Ward served as President and Chief Executive Officer of F&M Super Drug Stores, Inc., a drugstore chain, from 1994 to 1995. He also served as President and Chief Executive Officer of Ben Franklin Stores, Inc., a variety and craft store chain, from 1988 to 1993 and as Chairman of Ben Franklin Crafts Inc., a craft store chain, from 1991 to 1993. A description of the material terms of Mr. Ward’s employment arrangements with the Company is set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission (the “Commission”) on May 19, 2005, the Company’s Current Reports on Form 8-K filed with the Commission on July 1, 2005 and March 3, 2006, and in Item 1.01 above, all of which are incorporated in this Item 5.02 by reference.
Item 8.01 Other Events.
Equity Awards. On October 17, 2006, the Committee also determined to proceed with the Company’s annual grant of stock options and restricted stock awards to the Company’s officers and certain employees in accordance with its internal equity grant program upon review and approval of the pertinent information relative to granting such awards. Upon such approval, grants to the 2005 NEOs will be described on Form 8-K.
Modification of Severance Arrangements. On October 20, 2006, to reinforce and encourage the continued attention and dedication of members of the Company’s senior management, the Committee determined to proceed with its plan to increase the standard severance benefits payable to the Company’s senior vice presidents (SVP) in the event of a termination of employment by the Company without cause or by the executive for good reason from 50% of salary plus bonus as provided in all but one of the existing severance and retention agreements to 100% of salary plus bonus following the General Counsel’s review of the present form of SVP severance and retention agreement and recommendation to the Committee of such other changes in the terms and conditions as would appear to be desirable. It is anticipated that the Committee will approve a new form of agreement in the very near term, whereupon the new or modified form of agreement will be described in or filed on Form 8-K.
Also on the Effective Date, the Board of Directors of the Company and Auto appointed John W. Saar to the position of Senior Vice President of Commercial Sales and Randi Val Morrison to the position of Senior Vice President, General Counsel and Secretary. On October 23, 2006, the Company issued a press release announcing the management changes described herein. A copy of the press release is filed as Exhibit 99.1 to this current report on Form 8-K and incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibit is filed with this Form 8-K:

Exhibit No.	Description
99.1	Press release issued October 23, 2006, of CSK Auto Corporation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation
October 23, 2006	By:	/s/ Randi V. Morrison
		Name:	Randi V. Morrison
		Title:	Senior Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued October 23, 2006, of CSK Auto Corporation.